As filed with the Securities and Exchange Commission on November 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xylem Inc.

(Exact name of registrant as specified in its charter)

Indiana	45-2080495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Water Street SE

Washington, DC 20003

(Address of Principal Executive Offices, Zip Code)

Xylem 2011 Omnibus Incentive Plan

(Full title of the plan)

Dorothy G. Capers

Senior Vice President, General Counsel

Xylem Inc.

301 Water Street SE

Washington, DC 20003

(202) 869-9150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean C. Feller, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067-3026

Telephone: (310) 551-8746

Facsimile: (310) 552-7033

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Xylem Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,200,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable under the Xylem 2011 Omnibus Incentive Plan (as amended and restated, the “Plan”), which shares are in addition to the 18,000,000 shares of Common Stock registered on the Registrant’s Form S-8 (the “Prior Registration Statement”) filed on October 28, 2011 (File No. 333-177607) with respect to the Plan.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Fourth Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2017).

4.2	Fifth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 15, 2022).

5.1*	Opinion of Barnes & Thornburg LLP.

23.1*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Xylem 2011 Omnibus Incentive Plan (Amended and Restated as of February 24, 2016) (incorporated by reference to Exhibit 10.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 26, 2016).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on November 18, 2022.

XYLEM INC.

By:	/s/ Patrick K. Decker
Name:	Patrick K. Decker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick K. Decker, Sandra E. Rowland and Dorothy G. Capers his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Patrick K. Decker	President and Chief Executive Officer - Director	November 18, 2022
Patrick K. Decker	(Principal Executive Officer)

/s/ Sandra E. Rowland	Senior Vice President and Chief Financial Officer	November 18, 2022
Sandra E. Rowland	(Principal Financial and Accounting Officer)

/s/ Robert F. Friel	Chairman	November 18, 2022
Robert F. Friel

/s/ Jeanne Beliveau-Dunn	Director	November 18, 2022
Jeanne Beliveau-Dunn

/s/ Victoria D. Harker	Director	November 18, 2022
Victoria D. Harker

/s/ Steven R. Loranger	Director	November 18, 2022
Steven R. Loranger

/s/ Mark D. Morelli	Director	November 18, 2022
Mark D. Morelli

/s/ Jerome A. Peribere	Director	November 18, 2022
Jerome A. Peribere

/s/ Markos I. Tambakeras	Director	November 18, 2022
Markos I. Tambakeras

/s/ Lila Tretikov	Director	November 18, 2022
Lila Tretikov

/s/ Uday Yadav	Director	November 18, 2022
Uday Yadav